Exhibit 13

Rentberry TTW 2022 Layout Draft

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Rentberry is currently in the **Test the Waters Phase** for **Title IV** investments.

Rentberry

The first global home rental platform with full automation!

Top Real Estate Startup by Forbes
Rentberry
Invest in the
Future of Real Estate

Website · San Francisco, CA

BUSINESS TO BUSINESS · CONSUMER INTERNET

$65,209 reserved

$1,070,000 previously crowdfunded

$300.15
Min. Reservation

RESERVE NOW

This Offering is **no longer** eligible for the StartEngine Owner's 10% Bonus

This Reg A+ Test the Waters offering is made available through StartEngine Primary, LLC.

This investment is speculative, illiquid, and involves a high degree of risk, including the possible loss of your entire investment.

Rentberry is a fully operational long-term rental platform that leverages technology to ensure a seamless rental experience - offering tenants the ability to save millions in rental deposits.

Reasons to Invest

Already raised $13M+ from VC funds and high profile investors.

$7B market opportunity. 1M monthly active users. 50+ partnerships.

All investors will receive exclusive perks, up to 20% bonus equity and 30% rent discount.

Offering Circular | One-pager | Pitch Deck | Investor’s Info

Selected Risks Related to this Offering | Rentberry’s SEC EDGAR Page

For more information on Rentberry Inc. download and review the Offering Circular. The Offering Circular should be reviewed before making an investment decision.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT IS FILED AND ONLY THROUGH AN INTERMEDIARY’S PLATFORM. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. “RESERVING” SHARES IS SIMPLY AN INDICATION OF INTEREST.

We’ve already raised $13M+

Rentberry already successfully raised more than $13M in previous rounds from Zing Capital, 808 Ventures, Beechwood Ventures, and high profile angel investors from Google, McKinsey & Company, CBRE, Harvard Business School Alumni Angels and others. Big names trust us!

Investor Testimonials

Steve Burton

Managing Partner

Beechwood Ventures

Trevor Bond

Board Member and Co-chair

Harvard Business School Alumni Angels

Gary Macbeth

Managing Partner

808 Ventures

Our Prominent Investors

OVERVIEW

Fully Digital Rental Experience

Despite so many other industries having been successfully disrupted in recent years (retail, social media, transportation), the home rental space lacks comparable innovation. The process of long-term rentals still results in frustration and lost time for both the homeowners and tenants. There has not yet been a technological disruption significant enough to usher in a new – and better – way to rent.

Here at Rentberry, we aim to change that!

Virtual Tours
Tenant Screening
Application Process
Service Providers
Rent Negotiation
Data Storage
Lease eSign
Property Promotion
Rental Payments
All-in-one
Rental Ecosystem
What Is
Rentberry?
Convenience
Efficiency
Security
Automation

Media Coverage

Renting Done Right. Finally.

Rentberry is the first global home rental platform that makes the long-term rental process transparent and safe - offering a contactless rental experience, and helping properties realize their true market price.

Our patented technology allows tenants to submit custom offers and potentially save $87 billion on move-in costs that are currently blocked as rental security deposits.

THE PROBLEM

The Home Rental Market Needs Innovation

Most listings still come in the form of simple, online classified ads - providing limited rental experience, and essentially no value in terms of the application process or day-to-day rental management.

Additionally, tenants freeze billions of dollars on rental deposits every time they rent. There is no internationally recognized insurance or savings that could be applied to the quality tenants.

THE SOLUTION

Renting Done Right. Finally!

Rentberry streamlines the entire long-term rental process, eliminating the need for a middleman, such as agents and brokers. The platform offers landlords and tenants a contact-free, transparent and automated means of renting properties. And most importantly, Rentberry helps unfreeze millions of dollars tied up rental security deposits.

THE MARKET

Renting is the New Buying

Home renting has become an economic and lifestyle choice for 41% of Americans, 56% of the Swiss, and 40% of Germans, to name just a few countries. Currently, there are over 641 million rental units worldwide and around 2.3 billion people living in long-term rentals.

The market is massive, and only getting bigger!

OUR TRACTION

Solid Traction

We are proud of the fact that so many prominent individuals from the real estate, legal, and finance sectors shared our vision of the future of the home rental industry - entrusting Rentberry with more than $13M, which is now fueling our growth.

In 2020 alone, we reached:

●	4M users
●	11M properties
●	87K cities

Properties Processed
783K
4M
11M
18M
22M
2018
2019
2020
2021

Monthly Active Users
72K
167K
458K
707K
1M
2018
2019
2020
2021

Partnerships With:

WHAT WE DO

Rentberry Umbrella

Rentberry developed technology that disrupts the residential and senior housing rental markets.

Rentberry platform, the company’s main product, is a home rental solution designed to make the rental process less costly, more convenient, and secure.

Happy Seniors platform, which is 100% owned by the company, designed to help making the lives of millions of senior people more social and engaging, as well as keep them connected to their loved ones

Flexible Living concept - designed to allow Millennials to work and travel from various locations.

Investors
Rentberry Inc.
Coming in 2021
Happy Seniors
Launched in 2020
Flexible Living
Rentberry
Launched in 2018

THE VISION

The Future is Here - Flexible Living

In 2021, Rentberry will establish a new trend that will allow people to live and work from home at various locations in what we believe will be a much cost-efficient way than renting Airbnb/hotel and without entering into the long term contracts and freezing thousands in security deposits. This new trend will be called “Flexible Living”.

There are 82M millennials in the US alone, and 1.8B Worldwide - they are the biggest generation in US history.

COVID-19 will have a lasting impact on the work environment - allowing a large number of millennials to work from home, and giving them the freedom to travel and work from various locations.

Flexible Living Key Features

- Mid-term rentals (3-12 months)
- Fully furnished
- No security deposits
- Prime locations
- Fully digital rental experience
- Homes owned by Rentberry
- Landlords' places managed by us

The Company plans to acquire properties throughout the United States, Europe, and Asia and onboard homeowners to serve the mid-term rental space. The properties will have digital locks, will be managed without agents and brokers, and will be exclusively rented via Rentberry platform.

THE BUSINESS MODEL

Freemium Revenue Model

$7 billion yearly market opportunity in the US alone.

Additional revenue includes: enterprise clients, sale of insurance products and leads to moving companies, as well as, revenue from the Flexible Living business model and Happy Seniors platform.

AWARDS

Recognized by the industry and Y Combinator

Rentberry already won numerous awards for the novel technology and best user experience. We also were invited to Y Combinator for an interview!

WHY INVEST

You Can Trust Us!

Rentberry has a solid track record that goes beyond a vision and a roadmap. Our established product has already proven to be a successful business with 4M users in 2020 and more than 11M processed properties.

We’re relevant in the current climate.

Rentberry is the only platform that offers full automation and enables to rent safely during COVID-19 times with contactless services, which are being preferred by tenants and landlords around the globe.

We own our technology.

We’ve patented our technology and filed 46 trademarks to secure our intellectual property and stay ahead of the competition.

AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. THE SEC HAS QUALIFIED THAT OFFERING STATEMENT, WHICH ONLY MEANS THAT THE COMPANY MAY MAKE SALES OF THE SECURITIES DESCRIBED BY THE OFFERING STATEMENT. IT DOES NOT MEAN THAT THE SEC HAS APPROVED, PASSED UPON THE MERITS OR PASSED UPON THE ACCURACY OR COMPLETENESS OF THE INFORMATION IN THE OFFERING STATEMENT.

THE OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT CAN BE FOUND HERE.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

WHILE THE COMPANY HAS SIGNED A QUOTATION AGREEMENT TO TRADE THE SECURITIES OFFERED ON STARTENGINE SECONDARY’S NEW ALTERNATIVE TRADING SYSTEM (THE “ATS”), A COMPANY WHICH INTENDS TO BE QUOTED ON THE MARKETPLACE WILL BE SUBJECT TO CERTAIN REQUIREMENTS WHICH THE COMPANY MAY OR MAY NOT BE ABLE TO SATISFY IN A TIMELY MANNER. EVEN IF A COMPANY IS QUALIFIED TO QUOTE ITS SECURITIES ON THE MARKET, THERE IS NO GUARANTEE AN ACTIVE TRADING MARKET FOR THE SECURITIES WILL EVER DEVELOP, OR IF DEVELOPED, BE MAINTAINED. YOU SHOULD ASSUME THAT YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT FOR SOME TIME OR BE ABLE TO PLEDGE THESE SHARES AS COLLATERAL.

The 10% Bonus for StartEngine Shareholders

Phormed Inc will offer 10% additional bonus shares for all investments that are committed by StartEngine Crowdfunding Inc. shareholders who invested over $1,000 or made at least two investments in StartEngine’s own offerings.

This means eligible StartEngine shareholders will receive a 10% bonus for any shares they purchase in this offering. For example, if you buy 100 shares of Common Stock at $1.00 / share, you will receive 110 Common Stock shares, meaning you’ll own 110 shares for $100. Fractional shares will not be distributed and share bonuses will be determined by rounding down to the nearest whole share.

This 10% Bonus is only valid during the investors eligibility period. Investors eligible for this bonus will also have priority if they are on a waitlist to invest and the company surpasses its maximum funding goal. They will have the first opportunity to invest should room in the offering become available if prior investments are cancelled or fail.

Investors will only receive a single bonus, which will be the highest bonus rate they are eligible for.

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